UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011

XETA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 918-664-8200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Merger Agreement

On February 8, 2011, XETA Technologies, Inc. (“XETA”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among XETA, PAETEC Holding Corp., a Delaware corporation (“PAETEC”), and Hera Corporation, an Oklahoma corporation and an indirect wholly-owned subsidiary of PAETEC (“Acquisition Sub”). Under the terms and subject to the conditions of the Merger Agreement, Acquisition Sub will merge with and into XETA (the “Merger”), with XETA surviving the Merger as an indirect wholly-owned subsidiary of PAETEC. The Merger Agreement has been approved unanimously by the board of directors of each of XETA and PAETEC.

At the effective time of the Merger, each share of XETA common stock issued and outstanding immediately prior to the effective time (other than shares held in the treasury of XETA or any subsidiary of XETA and any shares owned by PAETEC or any of its subsidiaries) will be automatically converted into the right to receive $5.50 in cash, without interest (the “Merger Consideration”). In addition, immediately prior to the effective time of the Merger, all remaining forfeiture restrictions applicable to restricted shares of XETA common stock will expire and the holders thereof will be entitled to receive the Merger Consideration with respect to each such share. Certain options to purchase shares of XETA common stock outstanding immediately prior to the effective time shall become fully vested immediately prior to the effective time. Holders of warrants and vested options will be entitled to receive (in each case, in accordance with the terms of their respective plans and agreements) the product of (i) the number of shares of XETA common stock that would have been acquired upon the exercise of the stock option or warrant, multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price to acquire a share of XETA common stock under such option or warrant. The Merger Consideration will be approximately $61 million in the aggregate.

The consummation of the Merger is subject to customary conditions, including, without limitation, (a) approval by the holders of a majority of the outstanding shares of XETA’s common stock entitled to vote on the Merger, (b) receipt of any required antitrust or regulatory approvals (including, if applicable, the expiration or termination, as the case may be, of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976), and (c) the absence of any law, regulation, order or injunction prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation, (i) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers and other qualifying disclosures which are not necessarily reflected in the Merger Agreement), (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement, (iii) there not being holders of more than 15% of the outstanding shares of XETA common stock properly exercising appraisal rights and (iv) there not having been a material adverse effect on the business, financial condition or results of operations of XETA and its subsidiaries (subject to certain limitations) or the ability of XETA to consummate the transactions under the Merger Agreement that has not been cured.

From the date of the Merger Agreement, XETA is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties, furnish information to and engage in discussions with third parties regarding alternative acquisition proposals, recommend an alternative acquisition proposal or enter into an agreement with respect to an alternative acquisition proposal. However, the “no-shop” provisions are subject to a “fiduciary-out” provision, which provides that, prior to the time shareholder approval is obtained, the Board may change its recommendation to XETA’s shareholders or enter into a definitive agreement with respect to an acquisition proposal, if and only if, prior to taking such action, the Board has determined in good faith, after consultation with its financial and legal advisors, (a) that failure to take such action would violate the directors’ fiduciary duties to XETA’s shareholders under applicable law and (b) that the acquisition proposal constitutes a “Superior Proposal.”

A “Superior Proposal” is defined in the Merger Agreement to mean a bona fide written acquisition proposal that the Board determines in good faith is reasonably capable of being consummated and would reasonably be expected to, if consummated, result in a transaction that is more favorable to the shareholders of XETA from a financial point of view than the Merger, taking into account the nature of the consideration payable and all legal, financial, regulatory, and similar aspects of, and conditions to, the proposal and the person making the proposal. However, prior to the Board exercising its fiduciary-out rights, (a) XETA must have given PAETEC at least five business days’ prior written notice of its intention to take such action and provided a copy of the relevant material terms and conditions of the Superior Proposal; (b) during a five-day period following delivery of such notice, XETA must have negotiated in good faith with PAETEC to revise the terms of the Merger Agreement such that the acquisition proposal no longer constitutes a Superior Proposal; (c) following such negotiation period, the Board must have determined in good faith that the third-party proposal remains a Superior Proposal and that the termination of the Merger Agreement or the recommendation of such Superior Proposal by the Board is necessary to comply with the Board’s fiduciary duties; and (d) the Board must have delivered written notice of termination to PAETEC.

The Merger Agreement contains certain termination rights for XETA and PAETEC, including the right of XETA under certain circumstances to terminate the Merger Agreement to accept a Superior Proposal. Upon termination of the Merger Agreement under specified circumstances, including termination of the Merger Agreement to accept a Superior Proposal, XETA is required to pay PAETEC a termination fee of $1.92 million.

The Merger Agreement contains customary representations, warranties and covenants of XETA, PAETEC and Acquisition Sub, including, among others, covenants by XETA to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and not to engage in certain types of transactions during such period. Such representations, warranties and, to the extent applicable, covenants (a) have been made only for purposes of the Merger Agreement and for the benefit of the parties to the Merger Agreement, (b) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, and to other qualifying disclosures that are not necessarily reflected in the Merger Agreement, (c) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding XETA or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of XETA or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in XETA’s public disclosures. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding XETA that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that XETA files with the Securities and Exchange Commission.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

The Voting Agreements

Concurrently with the execution and delivery of the Merger Agreement, Greg D. Forrest, XETA’s chief executive officer and a director, Ronald L. Siegenthaler, a director of XETA, and Patara Capital, LP, an entity affiliated with Ozarslan A. Tangun, a director of XETA, who together represent, in the aggregate, beneficial ownership of approximately 16% of the outstanding shares of XETA common stock (collectively, the “Signing Shareholders”), each, solely in such Signing Shareholder’s capacity as a shareholder of XETA, entered into separate voting agreements with PAETEC (the “Voting Agreements”) (these shares, together with any shares of XETA common stock acquired by the Signing Shareholders on or after the date of the Voting Agreement are referred to as the “Covered Shares”). Under the Voting Agreements, the Signing Shareholders have agreed to vote, or cause to be voted, their Covered Shares in favor of the approval and adoption of the Merger Agreement, against certain other acquisition proposals, against certain extraordinary transactions involving XETA (including any reorganization, recapitalization, liquidation or winding-up of XETA) and against any action of XETA requiring the approval of XETA’s shareholders that would adversely affect the consummation of the transactions contemplated by the Merger Agreement.

In the Voting Agreements, the Signing Shareholders have agreed not to, on or after the date of the Voting Agreements, among other things, grant any proxies or enter into any arrangement to vote any Covered Shares, sell, assign, transfer, encumber or dispose of any Covered Shares or attempt to execute any statutory appraisal or similar rights with regard to the Covered Shares. The Signing Shareholders also have agreed not to knowingly take any action to solicit or initiate other acquisition proposals or to engage in negotiations with any person the Signing Shareholder knows is considering making, has made, or has agreed to endorse, another acquisition proposal. Each Voting Agreement will terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms or (ii) the effective time of the Merger.

The foregoing description of the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the form of voting agreement included as an exhibit to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, which is hereby incorporated into this report by reference.

Additional Information About the Proposed Merger and Where to Find It

In connection with the proposed Merger transaction, XETA will file proxy materials (including a proxy statement and other relevant materials) with the Securities and Exchange Commission. Before making any voting decision, investors and shareholders are advised to read the proxy statement regarding the Merger and any other relevant documents filed by XETA with the SEC when they become available. The proxy statement and these documents will contain important information about the Merger and XETA.

Investors and shareholders may obtain free copies of the proxy statement and other documents filed by XETA (when available) at a website maintained by the SEC at http://www.sec.gov. In addition, documents filed by XETA with the SEC will be available free of charge at the investor relations portion of XETA’s website at http://www.xeta.com. The proxy statement and other documents may also be obtained, when available, for free from XETA by directing such request to XETA Technologies, Inc., 1814 W. Tacoma Street, Broken Arrow, Oklahoma 74102.

XETA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from XETA’s shareholders in connection with the proposed Merger transaction. The names of the company’s directors and executive officers and a description of their interest in the company are set forth in XETA’s proxy statement relating to its 2010 annual shareholder meeting which was filed with the SEC on February 26, 2010 and in its annual report on Form 10-K for the fiscal year ended October 31, 2010 which was filed with the SEC on January 25, 2011 and amended on January 28, 2011. Investors and shareholders can obtain more detailed information regarding the direct and indirect interests of the company directors and executive officers in the merger transaction by reading the proxy statement when it becomes available.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if they are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed. Statements generally identified by words such as “expects,” “plans,” “believes,” “likely,” “anticipates” and similar words or expressions, reflect management’s current expectations, assumptions and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: failure to obtain shareholder approval or failure to satisfy other conditions required for the consummation of the Merger; failure or delay in consummation of the Merger for other reasons; changes in laws or regulations; the condition of the U.S. economy and its impact on capital spending in XETA’s markets; the successful integration of recently acquired businesses into that of XETA and realization of anticipated synergies and growth opportunities from these transactions; changes in Avaya’s marketing and dealer channel strategy; unpredictable quarter to quarter revenues; continuing success of XETA’s Mitel product and service offerings; XETA’s ability to maintain and improve upon current gross profit margins; intense competition and industry consolidation; dependence upon a few large wholesale customers for the recent growth in XETA’s Managed Services offering; and the availability and retention of revenue professionals and certified technicians. Additional factors that could affect actual results are described in the “Risk Factors” sections of XETA’s Form 10-K and Form 10-Q filings with the SEC.

Item 5.03. Amendments to Bylaws

On February 8, 2011, the Board approved an amendment to XETA’s Amended and Restated Bylaws (the “Bylaws”), effective as of that date. The amendment revised Section 2.1 of the Bylaws to provide that the annual meeting of XETA shall be held each year on such date and at such time as may be determined by the Board. The Bylaws had previously required that the annual meeting of XETA would be held each year in March on a date to be selected by the Board. Section 2.1 of the Bylaws, as amended, is filed as Exhibit 3.1 to this report.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 8, 2011, by and among XETA Technologies, Inc., PAETEC Holding Corp. and Hera Corporation (including the form of Voting Agreement).

Exhibit 3.1	Section 2.1 of the Bylaws of XETA Technologies, Inc., as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XETA TECHNOLOGIES, INC.

Dated:  February 10, 2011

By:  /s/  Robert Wagner
Robert Wagner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 8, 2011, by and among XETA Technologies, Inc., PAETEC Holding Corp. and Hera Corporation (including the form of Voting Agreement).

Exhibit 3.1	Section 2.1 of the Bylaws of XETA Technologies, Inc., as amended.